                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

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/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              COMPASS BANCSHARES
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

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                                                                  March 20, 1995

Dear Shareholder:

     Our records indicate that you may have returned a proxy card to the Company prior to your receipt of the Company's March 9th letter which sets forth certain information concerning the Company and the opposing solicitation by Mr. Brock and his committee.

     We have enclosed herewith an additional letter setting forth more information concerning Mr. Brock's solicitation and the Company's views with respect thereto.

     The fact that you may have already executed a proxy card does not prevent you from changing your vote and you can revoke any previously executed proxy card by signing and returning to the Company a subsequently dated, newly executed card. If you have already voted and do not wish to change your vote you do not need to take any additional action.

     Your vote is important! We urge you to consider your vote carefully, and if you have not yet voted or wish to change your vote, to vote today by signing, dating and returning the enclosed WHITE proxy card.

                                          Sincerely,

                                          JERRY W. POWELL
                                          Corporate Secretary